As filed with the Securities and Exchange Commission on April 6, 2001

                           Registration No. 333-______

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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               CYTOGEN CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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         (State or Other Jurisdiction of Incorporation or Organization)

                                   22-2322400
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                      (I.R.S. Employer Identification No.)

               600 College Road East CN 5308, Princeton, NJ 08540
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               (Address of Principal Executive Offices) (Zip Code)

 Cytogen Corporation Stock Payment Program Bonus Plan, Effective January 1, 2001
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                            (Full Title of the Plan)

                           Catherine M. Verna, Esquire
                       Vice President and General Counsel
               600 College Road East CN 5308, Princeton, NJ 08540
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                     (Name and Address of Agent for Service)

                                 (609) 750-8200
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          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:

                              David Gitlin, Esquire
                     Wolf, Block, Schorr and Solis-Cohen LLP
                          1650 Arch Street - 22nd Floor
                             Philadelphia, PA 19103
                                 (215) 977-2000

                              CALCULATION OF REGISTRATION FEE

                                               Proposed        Proposed
                                               Maximum         Maximum
Title of Securities to be    Amount to be      Offering Price  Aggregate        Amount of
Registered                   Registered        per Share (1)   Offering Price   Registration Fee
----------------------------------------------------------------------------------------------------
Common Stock, $0.01          100,000 Shares     $2.54           $254,000        $67.06
par value per share
(including associated
preferred stock
purchase rights)

-----------------------------

(1) Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share represents the average of the high and low prices of Cytogen Corporation's common stock on the Nasdaq National Market of the Nasdaq Stock Market, Inc. on April 4, 2001.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this registration statement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the filing of a post-effective amendment to this registration statement which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold:

          o our annual report on Form 10-K for the year ended December 31, 2000;

          o our Current Report on Form 8-K filed with the SEC on February 6, 2001;

          o all other reports that we filed under Section 13(a) or 15(d) of the Exchange Act since December 31, 2000;

          o the description of our common stock, $0.01 par value, contained in our registration statement on Form 8-A, filed with the SEC under Section 12(g) of the Exchange Act on August 8, 1986, and including any subsequent amendments or reports filed for the purpose of updating description; and

          o the description of preferred stock purchase rights contained in our registration statement on Form 8-A, filed with the SEC under
               Section 12(g) of the Exchange Act on June 24, 1998, including any subsequent amendments or reports filed for the purpose of updating that description.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

         Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that:

          o to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, the person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by the person in connection therewith;

          o a Delaware corporation may (a) pay expenses, including attorneys' fees, incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding, in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that the officer or director is not entitled to be indemnified by the corporation and (b) pay such expenses incurred by former directors and officers or other employees and agents upon such terms and conditions as the corporation deems appropriate;

          o the indemnification and advancement of expenses provided by or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise;

          o a Delaware corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145; and

          o the indemnification and advancement of expenses provided by or granted pursuant to Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

         Section 102(b)(7) of the DGCL provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of a director for monetary damages for breach of fiduciary duty as a director. However, no such provision may eliminate or limit the liability of a director for:

          o any breach of the director's duty of loyalty to the corporation or its stockholders;

          o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          o paying a dividend or approving a stock repurchase which was illegal; or

          o any transaction from which the director derived an improper personal benefit.

A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. Cytogen's restated certificate of incorporation contains such a provision. Cytogen's certificate of incorporation and bylaws provide that Cytogen shall indemnify officers and directors and, to the extent permitted by the board of directors, employees and agents of Cytogen, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. The bylaws permit the board of directors to authorize Cytogen to purchase and maintain insurance against any director, officer, employee or agent of Cytogen arising out of his or her capacity as such.

         In addition, Section 2(c) of the plan provides that service by a member of the board of directors on the administrative committee for the plan constitutes service on the board of directors. Section 2(c) of the plan further provides that each committee member is entitled to indemnity from Cytogen and limitation of liability to the fullest extent permitted or provided by applicable law and by Cytogen's certificate of incorporation and/or bylaws in connection with or arising out of any action, suit or proceeding with respect to administration of the plan whether or not he or she continues to be a member of the committee at the time of the action, suit or proceeding.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

          4 Cytogen Corporation Stock Payment Program Bonus Plan, Effective January 1, 2001.

          5    Opinion and Consent of Wolf, Block, Schorr and Solis-Cohen LLP.

          23.1 Consent of Arthur Andersen LLP.

          23.2 Consent of Wolf, Block, Schorr and Solis-Cohen LLP (contained in the opinion filed as Exhibit 5).

          24 Power of Attorney (contained on the signature page of this registration statement).

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Princeton, state of New Jersey, on this 6th day of April, 2001.

                                          CYTOGEN CORPORATION

                                          By: /s/ H. Joseph Reiser
                                          -------------------------------
                                          President and
                                          Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints H. Joseph Reiser and Lawrence Hoffman and each of them, the undersigned's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including, without limitation, post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                                Title                             Date
       ---------                                -----                             ----
/s/ H. Joseph Reiser           President and Chief Executive Officer       April 6, 2001
---------------------------    and Director (Principal Executive and
H. Joseph Reiser               Financial Officer)

/s/ John E. Bagalay            Director                                    April 6, 2001
---------------------------
John E. Bagalay
/s/ Stephen K. Carter          Director                                    April 6, 2001
---------------------------
Stephen K .Carter








/s/ James A. Grigsby           Director                                    April 6, 2001
---------------------------
James A. Grigsby
/s/ S. Leslie Misrock          Director                                    April 6, 2001
---------------------------
S. Leslie Misrock
/s/ Robert F. Hendrickson      Director                                    April 6, 2001
---------------------------
Robert F. Hendrickson
/s/ Kevin G. Lokay             Director                                    April 6, 2001
---------------------------
Kevin G. Lokay


                                  EXHIBIT INDEX


Exhibit
Number                 Description                            Manner of Filing
------                 -----------                            ----------------
4        Cytogen Corporation Stock Payment Program Bonus       Filed herewith
         Plan, Effective January 1, 2001.                      electronically.

5        Opinion and Consent of Wolf, Block, Schorr and        Filed herewith
         Solis-Cohen LLP.                                      electronically.

23.1     Consent of Arthur Andersen LLP.                       Filed herewith
                                                               electronically.

23.2     Consent of Wolf, Block, Schorr and Solis-Cohen        Filed herewith
         LLP (contained in Exhibit 5).                         electronically.

24       Power of Attorney (contained on the signature page    Filed herewith
         of  this registration statement).                     electronically.